Exhibit 99.1

Teleflex ®	NEWS
155 South Limerick Road, Limerick, PA 19468 USA - Phone: 610-948-5100 — Fax: 610-948-0811

Contact: Julie McDowell

Vice President, Corporate Communications

610-948-2836

FOR IMMEDIATE RELEASE	October 31, 2007

TELEFLEX REPORTS THIRD QUARTER 2007 RESULTS

Revenues up 8%,
Medical Segment up on strong revenues and operating profit growth,
YTD Operating cash flow $208 million

Limerick, PA — Teleflex Incorporated (NYSE: TFX) today announced financial results for the third quarter ended September 30, 2007.

Third Quarter 2007 Financial Highlights
Third quarter revenues were $656.1 million, up 8% from $605.5 million in the third quarter of 2006. Core revenue growth for the quarter was 3%. Cash flow from continuing operations for the third quarter of 2007 was $73.7 million. Income from continuing operations excluding special charges, gain on sale of assets and a tax adjustment was up 5% to $38.1 million from $36.4 million or $0.96 per diluted share from $0.92 per diluted share in the prior year quarter.

Special charges in the quarter included after-tax restructuring and impairment costs of $5.0 million and an after-tax gain on sale of assets of $0.1 million. In connection with the funding of the Arrow International acquisition, the company repatriated approximately $197 million in cash from foreign subsidiaries and changed the permanently reinvested treatment of certain previously untaxed foreign earnings to allow for future cash repatriations to be used to service debt. As a result, the company recorded a tax charge of approximately $90 million in the third quarter, which includes $6 million in cash and $26 million in non-cash charges related to the current repatriation and a non-cash charge of $58 million related to expected future cash repatriations.

Third quarter loss from continuing operations, principally due to the tax charge, was $56.8 million or $1.44 per diluted share, compared to income from continuing operations of $34.7 million or $0.88 per diluted share in the prior year quarter.

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“In the last few months, we have clearly redefined the Teleflex portfolio with the acquisition of Arrow International in our Medical Segment and the announced agreement to divest our automotive and industrial businesses,” said Jeffrey P. Black, chairman and chief executive officer of Teleflex. “Looking ahead, we have taken steps to reduce the cyclicality of our portfolio, created opportunity for margin expansion and positioned ourselves to capture synergies and accelerate the growth of our medical business.”

Commenting on the third quarter Black added, “Overall it was a good quarter for Teleflex. Strong revenues and double-digit growth in operating profit in our Medical Segment, solid revenue growth across all three segments and good cash flow were somewhat tempered by weaker margins in our Aerospace and Commercial segments. I am also pleased with the successful launch of our new information system in Medical, progress on our Arrow integration plans and the signing of an acquisition that will expand our global cargo containers business in Aerospace.”

Third quarter net loss from discontinued operations was $0.2 million or $0.01 per diluted share compared to net income from discontinued operations of $1.3 million or $0.03 per diluted share in the prior year.

Net loss for the third quarter 2007 was $57.0 million or $1.45 per diluted share, compared to net income of $36.0 million or $0.91 per diluted share in the third quarter of 2006.

First Nine Months of 2007
For the first nine months of 2007, revenues from continuing operations increased 8% to $2.0 billion compared to revenues of $1.86 billion for the same period in 2006. Income from continuing operations for the first nine months of 2007 was $29.2 million or $0.74 per diluted share which includes the previously-discussed third quarter tax charge of approximately $90 million related to cash repatriation. This compares with income from continuing operations for the prior year period of $96.2 million or $2.39 per diluted share.

For the first nine months of 2007, income from continuing operations excluding special charges, loss on sale of assets and the tax adjustment was $126.1 million or $3.18 per diluted share, up 22% over the prior year. Income from continuing operations, excluding special charges, gain on sale of assets, and the tax adjustment for the first nine months of 2006 was $103.3 million or $2.57 per diluted share.

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Cash flow from operations for the first nine months was $208 million.

Third Quarter Business Segment Commentary
Segment commentary excludes the impact of discontinued operations, gain on sale of assets and items included in restructuring and other costs as disclosed in the condensed consolidated statements of income.

Commercial

Commercial Segment revenues increased 8% in the third quarter of 2007 to $314.5 million from $290.4 million last year. The increase resulted from 2% core growth, a 3% benefit from currency and a 3% impact from acquisitions. Commercial Segment core revenue growth was driven by increased sales of driver controls and related products for the recreational marine aftermarket in North America and Europe, fluid systems for the automotive and truck markets and driver controls for truck and bus markets in Europe and Asia.

Commercial Segment operating profit was $9.2 million down from $14.8 million in the prior year third quarter, due in large part, to over $4 million in provision for warranty costs and approximately $0.8 million in one-time acquisition related costs, as well as to increased engineering expense in advance of new product launches in several Commercial businesses and customer price reductions in automotive.

Medical

Medical Segment revenues in the third quarter were $227.8 million, a 10% increase over revenues of $207.7 million in 2006. The increase resulted from 3% core growth, a 3% benefit from currency, and a 4% impact from acquisitions. The Segment continued to benefit from strong sales of disposable products for airway management and urology applications in European markets, increased sales of respiratory care products in North America, and increased sales of specialty devices and sutures to medical device manufacturers, while sales of orthopedic instruments to medical device manufacturers declined when compared to the prior year quarter.

Medical Segment operating profit increased 14% to $50.4 million from $44.2 million in 2006, primarily as a result of improved cost and operational efficiencies, higher volumes and the impact of the phasing out of several lower margin surgical product lines and product lines sold to medical device manufacturers.

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Aerospace

Aerospace Segment revenues in the third quarter increased 6% to $113.7 million from $107.4 million in 2006. Core growth of 4% was driven primarily by increased demand for repair services and growth in demand for wide-body cargo systems and cargo aftermarket spares which more than offset lower volumes for cargo containers and actuators. Currency benefited growth by 2%.

Aerospace Segment operating profit decreased to $7.5 million from $9.8 million in 2006. Operating profit decreased principally due to approximately $2 million of production inefficiencies related to lower volume for cargo container and actuator products and the impact of the sales mix being weighted toward lower margin wide-body cargo system sales.

Business Outlook for 2007
Looking ahead to the balance of 2007, Black commented, “Short term, there are many moving parts in our financial model that will impact the fourth quarter, including integration and other charges in conjunction with the Arrow acquisition and the impact of reclassifying our automotive and industrial businesses as a discontinued operation. At the same time, we continue to expect our core operations to deliver results in line with our guidance for the full year. We will provide investors with additional details as soon as practicable.”

Third Quarter Conference Call Webcast and Additional Information
As previously announced, Teleflex will comment on its third quarter results on a conference call to be held Thursday, November 1, 2007, at 9:00 a.m. (ET). The call will be available live and archived on the company’s website at www.teleflex.com and accompanying presentations will be posted prior to the call. An audio replay will be available until November 6th at 2:00 p.m. (ET) by calling 888-286-8010 (U.S./Canada) or 617-801-6888 (International), Passcode # 55450271.

Additional Notes and Notes on Non-GAAP Financial Measures
This press release addresses certain non-GAAP income measures which exclude the effect of changes associated with our restructuring programs, a tax adjustment, and (gain) loss on sale of assets. A table reconciling income and diluted earnings per share from continuing operations

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to income and diluted earnings per share from continuing operations excluding special charges, (gain) loss on sale of assets and tax adjustment is set forth below.

	Quarter Ended			Quarter Ended
	September 30, 2007			September 24, 2006
	Continuing Operations			Continuing Operations
		(dollars in thousands, except per share)
(Loss) income and (basic) diluted (loss) earnings per share	$	(56,839)	$(1.44)	$34,696	$0.88
Special charges:
Restructuring and impairment charges		5,398		3,275
Income tax (benefit)		(448)		(910)

Restructuring and impairment charges, net of tax		4,950	0.13	2,365	0.06

Gains:
Gain on sale of assets		(207)		(453)
Income tax (benefit)		74		(169)

Gain on sale of assets, net of tax		(133)	(0.00)	(622)	(0.02)

Tax adjustment for repatriation of foreign earnings		90,162	2.29	—	—

Anti-dilutive effect on 2007 third quarter EPS			(0.02)
Income and diluted earnings per share excluding special charges, gain on sale of assets, and tax adjustment		$38,140	$0.96	$36,439	$0.92

	Nine Months Ended			Nine Months Ended
	September 30, 2007			September 24, 2006
	Continuing Operations			Continuing Operations
		(dollars in thousands, except per share)
Income and diluted earnings per share		$29,243	$0.74	$96,220	$2.39
Special charges:
Restructuring and impairment charges		6,999		16,243
Income tax (benefit)		(996)		(4,182)

Restructuring and impairment charges, net of tax		6,003	0.15	12,061	0.30
Losses:
Loss on sale of assets		1,121		732
Income tax (benefit)		(403)		(851)

Loss (gain) on sale of assets, net of tax		718	0.02	(119)	(0.00)

Tax adjustments		90,162	2.27	(4,843)	(0.12)

Income and diluted earnings per share excluding special charges, loss (gain) on sale of assets, and tax adjustments	$	126,126	$3.18	$103,319	$2.57

Certain financial information is presented on a rounded basis which may cause minor differences. Core growth includes activity of a purchased company beyond the initial twelve months after the date of acquisition. Core growth excludes the impact of translating the results of international subsidiaries at different currency exchange rates from year to year, and the activity of companies that have been divested within the most recent twelve month period.

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About Teleflex Incorporated
Teleflex is a diversified company that designs, manufactures and distributes quality engineered products and services for the medical, commercial and aerospace markets worldwide. Teleflex employs more than 23,000 people worldwide who focus on providing innovative solutions for customers. Additional information about Teleflex can be obtained from the company’s website at www.teleflex.com.

Caution concerning forward-looking information
This press release contains forward-looking statements, including, but not limited to, statements relating to our business performance outlook for 2007, expected benefits from cost-reduction efforts and the launch of new products and programs; the anticipated impact on our financial results of the acquisition of Arrow International and the signing of an agreement to divest the automotive and industrial businesses; and expected business and financial performance of our business operations. Actual results could differ materially from those in these forward-looking statements due to, among other things, conditions in the end markets we serve, customer reaction to new products and programs, our ability to achieve projected sales growth, price increases or cost reductions, and efficiencies, changes in material costs and surcharges, unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; unanticipated difficulties, expenditures and delays in connection with the integration of Arrow International, including unanticipated costs and difficulties in connection with integration programs and customer and shareholder reaction; unanticipated difficulties, expenditures and delays in connection with the completion of the sale of our automotive and industrial businesses; changes in general and international economic conditions; and other factors described in Teleflex’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10K.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	September 30,		September 24,
	2007		2006
	(Dollars and shares in thousands,
		except per share)
Revenues.......................................................................................................	$	656,064	$ 605,525
Materials, labor and other product costs..................................................................		462,325	424,907

Gross profit..................................................................................................		193,739	180,618
Selling, engineering and administrative expenses.......................................................		126,774	112,930
Net gain on sales of assets.................................................................................		(207)	(453)
Restructuring and impairment charges.....................................................................		5,398	3,275

Income from continuing operations before interest, taxes and minority interest.................		61,774	64,866
Interest expense.............................................................................................		10,117	10,283
Interest income.............................................................................................		(4,871)	(1,742)
Income from continuing operations before taxes and minority interest.............................		56,528	56,325
Taxes on income from continuing operations.............................................................		105,687	15,002

(Loss) income from continuing operations before minority interest....................................		(49,159)	41,323
Minority interest in consolidated subsidiaries, net of tax...............................................		7,680	6,627

(Loss) income from continuing operations............................................................		(56,839)	34,696

Operating (loss) income from discontinued operations (including loss on disposal of $275 and $401, respectively).............................................................		(275)	1,972
Taxes on (loss) income from discontinued operations...................................................		(78)	702

(Loss) income from discontinued operations...........................................................		(197)	1,270

Net (loss) income ..............................................................................................	$	(57,036)	$35,966

Earnings (loss) per share:
Basic:
(Loss) income from continuing operations.........................................................		$(1.44)	$0.88
(Loss) income from discontinued operations.....................................................		$(0.01)	$0.03

Net (loss) income ....................................................................................		$(1.45)	$0.91

Diluted:
(Loss) income from continuing operations.........................................................		$(1.44)	$0.88
(Loss) income from discontinued operations.....................................................		$(0.01)	$0.03

Net (loss) income ....................................................................................		$(1.45)	$0.91

Dividends per share..........................................................................................		$0.32	$0.285
Weighted average common shares outstanding:
Basic........................................................................................................		39,368	39,465
Diluted...................................................................................................		39,368	39,566

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Nine Months Ended
	September 30,	September 24,
	2007	2006
	(Dollars and shares in thousands,
	except per share)
Revenues.......................................................................................................	$ 2,003,124	$ 1,855,592
Materials, labor and other product costs..................................................................	1,387,187	1,299,075

Gross profit..................................................................................................	615,937	556,517
Selling, engineering and administrative expenses.......................................................	394,604	361,071
Net loss on sales of assets..................................................................................	1,121	732
Restructuring and impairment charges.....................................................................	6,999	16,243

Income from continuing operations before interest, taxes and minority interest.................	213,213	178,471
Interest expense.............................................................................................	29,147	31,158
Interest income.............................................................................................	(8,301)	(4,877)
Income from continuing operations before taxes and minority interest.............................	192,367	152,190
Taxes on income from continuing operations.............................................................	140,708	37,755

Income from continuing operations before minority interest............................................	51,659	114,435
Minority interest in consolidated subsidiaries, net of tax...............................................	22,416	18,215

Income from continuing operations......................................................................	29,243	96,220

Operating income from discontinued operations (including gain on disposal of $75,215 and $663, respectively)........................................................	80,485	8,001
Taxes on income from discontinued operations..........................................................	28,629	2,510

Income from discontinued operations......................................................................	51,856	5,491

Net income.....................................................................................................	$81,099	$101,711

Earnings per share:
Basic:
Income from continuing operations..................................................................	$0.75	$2.40
Income from discontinued operations...............................................................	$1.32	$0.14

Net income...........................................................................................	$2.07	$2.54

Diluted:
Income from continuing operations..................................................................	$0.74	$2.39
Income from discontinued operations................................................................	$1.31	$0.14

Net income...........................................................................................	$2.05	$2.53

Dividends per share..........................................................................................	$0.925	$0.820
Weighted average common shares outstanding:
Basic........................................................................................................	39,207	40,019
Diluted...................................................................................................	39,638	40,241

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,		December 31,
	2007		2006
		(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents............................................................... ...........		$497,724		$248,409
Accounts receivable, net........................................................................... ..		396,481		376,404
Inventories............................................................... .............................		420,807		415,879
Prepaid expenses........................................................................ ..........		23,210		27,689
Deferred tax assets............................................................................ ....		66,842		60,963
Assets held for sale................................................................................		2,760		10,185

Total current assets............................................................... .............		1,407,824		1,139,529
Property, plant and equipment, net...................................................................		388,577		422,178
Goodwill.................................................................................... ..............		534,208		514,006
Intangibles and other assets...........................................................................		285,514		259,229
Investments in affiliates.............................................................................. ..		28,072		23,076
Deferred tax assets....................................................................................		4,608		3,419

Total assets............................................................... ......................	$	2,648,803	$	2,361,437

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current borrowings............................................................ ......................		$80,562		$31,022
Accounts payable........................................................................... .......		214,707		210,890
Accrued expenses........................................................................ ..........		112,154		115,657
Payroll and benefit-related liabilities............................................................		85,766		74,407
Income taxes payable........................................................................... ....		50,203		16,125
Deferred tax liabilities......................................................... ......................		1,099		164
Total current liabilities................................................ ..........................		544,491		448,265
Long-term borrowings.............................................................................. ....		455,878		487,370
Deferred tax liabilities................................................................... ................		130,005		25,272
Pension and postretirement benefit liabilities.......................................................		87,111		97,191
Other liabilities........................................................................... .............		96,317		71,861

Total liabilities................................................ ..................................		1,313,802		1,129,959
Minority interest in equity of consolidated subsidiaries..........................................		44,941		42,057
Commitments and contingencies
Shareholders’ equity....................................................................................		1,290,060		1,189,421

Total liabilities and shareholders’ equity....................................................	$	2,648,803	$	2,361,437

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,	September 24,
	2007	2006
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income..............................................................................................	$81,099	$101,711
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations...........................................................	(51,856)	(5,491)
Depreciation expense..............................................................................	55,497	56,814
Amortization expense of intangible assets....................................................	11,096	10,037
Amortization expense of deferred financing costs...........................................	838	963
Stock-based compensation.......................................................................	6,404	5,100
Net loss on sales of assets........................................................................	1,121	732
Impairment of long-lived assets................................................................	4,118	5,230
Minority interest in consolidated subsidiaries.................................................	22,416	18,215
Other................................................................................................	(2,291)	592
Net change in operating assets and liabilities, net of effects of acquisitions...............	79,600	6,474

Net cash provided by operating activities from continuing operations..................	208,042	200,377

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings...............................................................	49,203	—
Reduction in long-term borrowings...............................................................	(30,689)	(33,402)
Decrease in notes payable and current borrowings...............................................	(7,272)	(60,789)
Proceeds from stock compensation plans.........................................................	23,167	8,939
Payments to minority interest shareholders......................................................	(21,259)	(618)
Purchases of treasury stock..........................................................................	—	(93,552)
Dividends.............................................................................................	(36,321)	(33,006)

Net cash used in financing activities from continuing operations..................	(23,171)	(212,428)

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment...................................................	(37,109)	(39,568)
Payments for businesses acquired...................................................................	(43,689)	(4,334)
Proceeds from sales of businesses and assets.......................................................	142,303	3,643
(Investments in) proceeds from affiliates...........................................................	(5,439)	3,002
Working capital payment for divested business....................................................	—	(6,029)

Net cash provided by (used in) investing activities from continuing operations......	56,066	(43,286)

Cash Flows from Discontinued Operations:
Net cash provided by operating activities..............................................	5,607	14,175
Net cash used in investing activities..................................................................	(4,632)	(2,868)

Net cash provided by discontinued operations.............................................	975	11,307

Effect of exchange rate changes on cash and cash equivalents....................................	7,403	6,919

Net increase in cash and cash equivalents..............................................................	249,315	(37,111)
Cash and cash equivalents at the beginning of the period.............................................	248,409	239,536

Cash and cash equivalents at the end of the period....................................................	$497,724	$202,425

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Three Months Ended
	September 30,	September 24,
	2007	2006
	(Dollars in thousands)
Revenues:
Commercial.............................................................................. ................	$ 314,492	$ 290,357
Medical....................................................................................... .............	227,825	207,722
Aerospace................................................................................. ................	113,747	107,446

Total revenues..................................................................... ...................	656,064	605,525

Segment operating profit (1):
Commercial.............................................................................. ................	9,161	14,757
Medical....................................................................................... .............	50,448	44,223
Aerospace................................................................................. ................	7,544	9,760

Total segment operating profit.....................................................................	67,153	68,740
Corporate expenses................................................................................ ..............	7,868	7,679
Net gain on sale of assets..................................................................................	(207)	(453)
Restructuring and impairment charges.....................................................................	5,398	3,275
Minority interest in consolidated subsidiaries (2).........................................................	(7,680)	(6,627)

Income from continuing operations before interest, taxes and minority interest..................	$61,774	$64,866

(1)	Segment operating profit includes a segment’s revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, gain on sales of assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the three months ended September 30, 2007 and September 24, 2006, respectively.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Nine Months Ended
	September 30,	September 24,
	2007	2006
	(Dollars in thousands)
Revenues:
Commercial.............................................................................. ................	$990,631	$932,051
Medical....................................................................................... .............	681,142	628,604
Aerospace................................................................................. ................	331,351	294,937

Total revenues..................................................................... ...................	2,003,124	1,855,592

Segment operating profit (1):
Commercial.............................................................................. ................	52,808	60,092
Medical....................................................................................... .............	142,275	111,819
Aerospace................................................................................. ................	32,174	26,969

Total segment operating profit.....................................................................	227,257	198,880
Corporate expenses................................................................................ ..............	28,340	21,649
Net loss on sales of assets................................................................................	1,121	732
Restructuring and impairment charges.....................................................................	6,999	16,243
Minority interest in consolidated subsidiaries (2).........................................................	(22,416)	(18,215)

Income from continuing operations before interest, taxes and minority interest..................	$213,213	$178,471

(1)	Segment operating profit includes a segment’s revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, loss on sales of assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the nine months ended September 30, 2007 and September 24, 2006, respectively.

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